Exhibit 99.1

Vislink Reports Second Quarter 2022 Financial Results

Mt. Olive, NJ — Aug. 15, 2022 — Vislink (Nasdaq: VISL), a global technology leader in the capture, delivery and management of high quality, live video and associated data in the media & entertainment, law enforcement and defense markets, announced its results for the quarter ended June 30, 2022. Company management will host a live video conference call to discuss the second quarter 2022 results on Tuesday, Aug. 16, 2022, at 10:00 a.m. Eastern (9:00 a.m. Central) which will be followed by a Q&A session. The conference call will be accessible at the following link: https://marketscale.com/live/vislink-q2-2022-financial-results-video-conference-call/. An archived replay will be made available after the call ends.

Financial Update:

●	Revenues for the three months ended June 30, 2022 were $6.8 million, compared to $7.6 million for the three months ended June 30, 2021. Revenues for the first half of 2022 were $13.9 million, compared to $11.6 million for the first half of 2021.
●	Gross margins were 53% of revenue in the second quarter of 2022 compared to 52% of revenue for the second quarter of 2021.
●	In the second quarter of 2022, net loss attributable to common shareholders was $2.6 million or $(0.05) per share, compared to $834,000, or $(0.02) per share for the second quarter of 2021 and $2.8 million, or $(0.06) per share for the first quarter of 2022.
●	EBITDA (earnings before interest, taxes depreciation and amortization) for the three months ended June 30, 2022 was negative $2.1 million compared to negative $578,000 for the three months ended June 30, 2021.

“While our results in the second quarter fell short of our expectations, we are encouraged to see that business conditions in our key market sectors have markedly improved,” said Carleton Miller, CEO of Vislink. “The return of live events being held and positive traction for our new products has increased opportunities and led to robust quoting activity, despite delays in projects, particularly in government markets. This has allowed us to build a very strong pipeline of business for both the near and longer-term that we anticipate closing.”

He continued, “In the live event production market, our end-to-end solutions now incorporate the AI-assisted and 5G streaming technologies we added when we acquired Mobile Viewpoint last year. This expanded technology suite allows us to leverage our traditional strength in supporting large global live events to also supply smaller events, venues and leagues. We believe these capabilities provide us a lower cost of entry to capturing business from the rapidly growing lower tier market for live event production, and now gives us a presence in addressing all levels of competition, from local grassroots to professional.”

“Similarly, our quoting activity for government business has rebounded after delays due to long sales cycles and government funding slowdowns. In this market, we continue to be a leading provider of solutions that deliver the tactical insights demanded by law enforcement, public safety and first responder organizations, especially with the release of new solutions including the AeroLink aerial video downlink system. As a result, we are hopeful to close on a number of additional opportunities over the coming months.”

He continued, “Our revenue was also affected by impacts we experienced to our supply chain. While we had taken steps previously to mitigate such impacts, including purchasing critical components and producing more finished goods to service our customers, we are still experiencing intermittent shortages of critical components.”

“In response to the above challenges, we have undertaken a comprehensive transformation of virtually every aspect of our operations, with the goal of optimizing our business processes and reducing our cost structure by:

●	consolidating our worldwide footprint, which will result in reduced headcount and significantly lower operating expenses;
●	reconfiguring our go-to-market approach to deliver enhanced customer service and engagement;
●	streamlining and simplifying our solution offerings and expecting to derive a greater portion of future revenue from new targeted product releases;
●	making significant investments in our engineering capabilities while consolidating our Vislink and Mobile Viewpoint technology assets.”

He concluded, “In summary, we believe that the above actions will help us deliver better customer responsiveness, a fully streamlined product development methodology, and a substantially lower cost of operations. We are optimistic that the improved sales climate, coupled with our more efficient operating base, will put us in a position to finish strongly in the remainder of fiscal 2022.”

Non-GAAP Financial Measure: EBITDA

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting EBITDA in this earning release and the related earning conference call. EBITDA is a non-GAAP financial measure that is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define EBITDA as our net income (loss), excluding the impact of depreciation and amortization expense and interest income (expense). We have presented EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

About Vislink Technologies, Inc.

Vislink is a global technology business specializing in the collection, delivery, and management of high quality, live video and associated data from the scene of the action to the viewing screen. For the broadcast markets, Vislink provides solutions for the collection of live news, sports, and entertainment events. Vislink also furnishes the surveillance and defense markets with real-time video intelligence solutions using a variety of tailored transmission products. The Vislink team also provides professional and technical services utilizing a staff of technology experts with decades of applied knowledge and real-world experience to the areas of a terrestrial microwave, satellite, fiber optic, surveillance, and wireless communications systems, to deliver a broad spectrum of customer solutions. Vislink’s shares of Common Stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Note on Forward-looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, future operations, future financial position, future revenues including from bookings activity, risks of supply chain constraints and inflationary pressures, projected expenses, prospects, plans including footprint and technology asset consolidations, objectives of management, new capabilities, product and solutions launches including AI-assisted and 5G streaming technologies, expected contract values, projected pipeline sales opportunities, acquisitions integration, and expected market opportunities across the Company’s operating segments including the live event production market, the effects of the COVID-19 pandemic, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022 and in subsequent filings with, or submissions to, the SEC.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

Contacts

Investor Relations:

investors@vislink.com

Media Relations:

Charlotte van Hertum

Charlotte.vanhertum@vislink.com

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS
(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Revenue, net	$6,756	$7,550	$13,910	$11,640

Cost of revenue and operating expenses
Cost of components and personnel	3,186	3,563	6,609	5,770
Inventory valuation adjustments	101	159	197	311
General and administrative expenses	4,439	3,751	9,349	7,398
Research and development expenses	1,151	718	2,269	1,320
Amortization and depreciation	465	256	922	517
Total cost of revenue and operating expenses	9,342	8,447	19,346	15,316
Loss from operations	(2,586)	(897)	(5,436)	(3,676)
Other income (expense)
Changes in fair value of derivative liabilities	—	61	—	(17)
Gain on settlement of debt	9	—	9	194
Other income	—	2	32	2
Interest expense	(5)	—	(5)	(4)
Total other income (expense)	4	63	36	175

Net loss before income taxes	(2,582)	(834)	(5,400)	(3,501)

Income taxes
Deferred tax benefits	56	—	107	—

Net loss	(2,526)	(834)	(5,293)	(3,501)

Basic and diluted loss per share	$(0.05)	$(0.02)	$(0.12)	$(0.09)

Weighted average number of shares outstanding:
Basic and diluted	46,097	46,650	45,960	41,145

Comprehensive loss:
Net loss	$(2,526)	$(834)	$(5,293)	$(3,501)
Unrealized gain (loss) on currency translation adjustment	871	29	1,139	(14)
Comprehensive loss	$(1,655)	$(805)	$(4,154)	$(3,515)

The accompanying notes are an integral part of these consolidated financial statements.

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	June 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
Current assets
Cash	$26,879	$36,231
Accounts receivable, net	8,673	9,069
Inventories, net	14,728	11,894
Prepaid expenses and other current assets	2,202	2,470
Total current assets	52,482	59,664
Right of use assets, operating leases	1,260	1,362
Property and equipment, net	1,365	1,173
Intangible assets, net	5,101	5,921
Total assets	$60,208	$68,120
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,738	$3,075
Accrued expenses	1,600	3,155
Notes payable	584	99
Operating lease obligations, current	464	560
Customer deposits and deferred revenue	1,446	2,113
Total current liabilities	6,832	9,002
Operating lease obligations, net of current portion	1,317	1,507
Deferred tax liabilities	872	978
Total liabilities	9,021	11,487
Commitments and contingencies (See Note 9)
Stockholders’ equity
Preferred stock – $0.00001 par value per share: 10,000,000 shares authorized on June 30, 2022, and December 31, 2021; -0- shares issued and outstanding as of June 30, 2022, and December 31, 2021, respectively	—	—
Common stock, – $0.00001 par value per share, 100,000,000 shares authorized, 47,380,614 and 45,825,089 shares issued and 47,377,955 and 45,822,430 outstanding at June 30, 2022, and December 31, 2021, respectively	—	—
Additional paid-in capital	344,732	343,746
Accumulated other comprehensive income	(1,436)	(297)
Treasury stock, at cost – 2,659 shares as of June 30, 2022, and December 31, 2021, respectively	(277)	(277)
Accumulated deficit	(291,832)	(286,539)
Total stockholders’ equity	51,187	56,633
Total liabilities and stockholders’ equity	$60,208	$68,120

The accompanying notes are an integral part of these consolidated financial statements.

Reconciliation of GAAP to Non-GAAP Results

VISLINK TECHNOLOGIES, INC.

RECONCILIATION OF GAAP to NON-GAAP RESULTS
QUARTER ENDING JUNE 30, 2022
(IN THOUSANDS)

Reconciliation of net income to EBITDA

Net loss	$(2,526)
Interest expense	(5)
Amortization and depreciation	465
Tax	(56)
EBITDA	$(2,122)